NUMBER

SHARES

REFINERY SCIENCE CORP.

INCORPORATED UNDER THE LAWS
OF THE STATE OF TEXAS

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE OF

REFINERY SCIENCE CORP.

(Hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents. This Ceritficate is not valid unless countersigned by the Transfer Agent and Registrar

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED
OTR, Inc.
1000 SW Broadway, Suite 920, Portland, OR 97205

BY: ____________________
AUTHORIZED SIGNATURE